Exhibit 2.1(b)
ESCROW AGREEMENT

ESCROW AGREEMENT (“Agreement”) dated [__________], 2012, by and among PREMIER ALLIANCE GROUP, INC., a Delaware corporation (“Premier”), GHH ACQUISITION COMPANY, INC. a Nevada corporation (“Merger Sub”), GREENHOUSE HOLDINGS, INC., a Nevada corporation (“GHH”), the GHH Stockholders who are signatories to this Agreement (the “GHH Escrowees”), and Ruskin Moscou Faltischek, P.C., with offices at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, as escrow agent (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Premier, Merger Sub and GHH have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated December [__], 2011, pursuant to which Merger Sub shall be merged with and into GHH, with GHH being the surviving entity and remaining a wholly-owned subsidiary of Premier; and

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the parties have agreed to deposit with the Escrow Agent those shares of Premier Common Stock to be owned by the persons set forth  on Exhibit A hereto (collectively, the “Escrow Shares”), such Escrow Shares to be accrued and released upon the terms and conditions set forth herein.

NOW, THEREFORE, IT IS AGREED,

1.   The Escrow Shares.  Upon execution of this Agreement, Premier shall deposit with the Escrow Agent the Escrow Shares, and the persons named on Exhibit A shall deposit stock  powers for the same, signed by such person.

2.   Terms of Escrow.  (a) The Escrow Agent agrees to hold the Escrow Shares under the terms and conditions of this Agreement and to perform the acts and duties imposed upon it hereby.  The Escrow Shares shall be accrued, and the Escrow Agent shall release the Escrow Shares, only in accordance with the following:

(i)   During the Measuring Period (defined below) and as set forth herein, the Escrow Shares will be accrued to the GHH Escrowees, following the achievement by the GHH business unit of Premier (the “GHH Unit”) of gross revenue (the “GHH Revenue”) of not less than Twelve Million ($12,000,000) Dollars (the “Revenue Floor”) and up to a target (the “Revenue Target”) of Thirty Million ($30,000,000) Dollars.

(ii)   Following the achievement of the Revenue Floor, the Escrow Shares will be accrued to the GHH Escrowees on a quarterly basis, pro-rata, following the end of each full calendar quarter after the Closing and ending upon the completion of the fourth full calendar quarter after the Closing (the “Measuring Period”) based on the following formula: (A) GHH Revenue in excess of the Revenue Floor divided by (B) the difference between the Revenue Target and the Revenue Floor, less Escrow Shares previously delivered.

(iii)   By way of example, and for illustration purposes only, (A) if the Closing occurs as of January 31, 2012, and the first full calendar quarter for escrow purposes ends as of June 30, 2012, and (B) GHH Revenue equals Fifteen Million ($15,000,000) Dollars for such quarter, then one-sixth of the Merger Shares of each person on Exhibit A will be accrued because the GHH Unit will have achieved one-sixth of the difference between the Revenue Floor (i.e., $12,000,000) and the Revenue Target (i.e., $30,000,000).

(iv)   Notwithstanding anything to the contrary, it is understood and agreed by the parties that:

(1)  no accrual of the Merger Shares will occur unless and until GHH Revenue exceeds the Revenue Floor and will continue during the Measuring Period until the Revenue Target is achieved; and

(2)  the number of Merger Shares to be accrued and released pursuant to the terms of this Agreement will be affected by the indemnification obligations of GHH and the GHH Escrowees pursuant to Article 8 of the Merger Agreement.  If Premier believes it is entitled to any of the accrued Merger Shares pursuant to Article 8 of the Merger Agreement, it shall notify the Escrow Agent and each GHH Escrowee.  The accrued Merger Shares requested by Premier shall be provided pro-rata by the Escrow Agent, provided that if the Escrow Agent receives notice from a GHH Escrowee objecting to the same, within fifteen (15) days after the notice from Premier, the Escrow Agent shall not release the accrued Escrow Shares for such GHH Escrowee except subject to an agreement between Premier and such GHH Escrowee or an order of an arbitrator or court of competent jurisdiction.

(v)   To the extent that Escrow Shares are not accrued and released from escrow to the GHH Escrowees, such Escrow Shares will be released to the Company to be retired.

(b)   (i)   In the event that Premier has not provided the GHH Escrowees and the Escrow Agent prior to the applicable release date with notice specifying with reasonable particularity the reasons that it believes the Escrow Shares or some portion of the Escrow Shares should not be released to the GHH Escrowees, then, upon written request by the GHH Escrowees, Escrow Agent shall release the Escrow Shares to the GHH Escrowees.

(ii)   If Premier and the GHH Escrowees do not agree that Escrow Shares are due to be accrued and/or released to the GHH Escrowees, or cannot agree on the number of Escrow Shares due and/or to be released, such claim only to the extent of the disputed amount shall be referred to herein as a “Disputed Claim.”

(iii)   In the event of a Disputed Claim, the parties shall in good faith negotiate to settle such Disputed Claim.  If resolution of the Disputed Claim is reached, then the parties shall promptly, and in no event later than thirty (30) days following the Escrow Agent’s receipt of a notice of claim (“Claim Notice”), deliver to the Escrow Agent written instructions in connection with the disbursement of such agreed portion of the Escrow Shares.

(iv)   If the Escrow Agent does not receive a notice of resolution within thirty (30) days after the Escrow Agent’s receipt of the Claim Notice, then the parties shall commence an arbitration within sixty (60) days after the date of the Escrow Agent’s receipt of the Claim Notice.  Any such arbitration shall be before an arbitrator (the “Arbitrator”) (i) who is a member of the American Arbitration Association selected in accordance with the procedures of the Commercial Rules of the American Arbitration Association in any venue mutually agreed to by the parties.  In the event the parties cannot agree on a venue, the arbitration shall take place in Charlotte, North Carolina.  The Arbitrator’s award or order shall be final and binding on the parties and all costs of such proceeding shall be borne by the losing party.

(v)   If a Disputed Claim has subsequently been settled or determined by the parties or has been resolved by arbitration or by a final judgment, order or decree of a court of competent jurisdiction, and a copy of such settlement, judgment, award order or decree is received by the Escrow Agent, then the Escrow Agent shall release to the appropriate party, as the case may be, from the Escrow Shares, the number of Escrow Shares set forth in such settlement, arbitration award or judgment, as the case may be.

(c)   To the extent that Escrow Shares are not required to be released to GHH Escrowees pursuant to the terms of this Agreement within the time periods provided herein, such Escrow Shares shall be returned to Premier and retired.  All amounts subject to Disputed Claims shall be disbursed only in accordance with an award or order of the Arbitrator or the written direction of Premier and the GHH Escrowees.

(d)   During the Measuring Period, the Escrow Shares shall be voted by the Escrow Agent, on such matters as Premier stockholders are then entitled to vote, in accordance with the direction of the Premier Board of Directors.

3.   Responsibilities of the Escrow Agent.

(a) It is agreed that the duties and obligations of the Escrow Agent are only such as are herein specifically provided and no other.  The Escrow Agent’s duties are as a depositary only, and the Escrow Agent shall incur no liability whatsoever, except for its willful misconduct or gross negligence.  The Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.  The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by or on behalf of each of the parties and agreed to by the Escrow Agent.  In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands which, in its opinion, are in conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action other than to keep safely, all property held in escrow until it shall jointly be directed otherwise in writing by the parties or by a final judgment of an arbitrator or court of competent jurisdiction.

(b) The Escrow Agent shall be fully protected in relying upon any written notice, demand, certificate or document which it, in good faith, believes to be genuine.

(c) The Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it.

(d) If the Escrow Agent at any time, in its sole discretion, deems it necessary or advisable to relinquish custody of the Escrow Shares, it may do so by delivering the same to any other escrow agent mutually agreeable to the parties, and if no such Escrow Agent shall be selected, then the Escrow Agent may do so by delivering the Escrow Shares (a) to any bank or trust company located in the State of New York, which is willing to act as escrow agent hereunder in place and instead of the Escrow Agent or (b) to the clerk or other proper officer of a court of competent jurisdiction as may be permitted under the terms and conditions of this Agreement and by law within the State of New York.  The fee of any such bank or trust company or court officer shall be jointly paid in equal amounts by Premier, on the one hand, and the GHH Escrowees, on the other hand.  Upon such delivery, the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Shares except as herein provided.

4.   Expenses of Escrow Agent.  All fees, costs and expenses, including, but not limited to, all reasonable outside counsel and advisors’ and agents’ fees and all taxes or other governmental charges, if any, and all reasonable out-of-pocket expenses incurred or paid by the Escrow Agent in connection with the Escrow Shares or this Escrow Agreement, shall be jointly paid in equal amounts by Premier and Merger Sub, on the one hand, and GHH on the other.

5.   Indemnification of Escrow Agent.  The parties hereto jointly and severally agree to indemnify the Escrow Agent and to hold the Escrow Agent harmless from any loss, liability and expenses incurred without willful misconduct, bad faith or gross negligence on the part of the Escrow Agent arising out of or in connection with the acceptance or administration by the Escrow Agent of its duties hereunder including the legal fees, costs and expenses of defending itself against any claims of liability hereunder.

6.   Escrow Agent as Counsel to Premier and Merger Sub.  The parties acknowledge that Ruskin Moscou Faltischek, P.C. has acted as counsel for Premier and Merger Sub in connection with the Merger Agreement and otherwise.  The parties further acknowledge and consent that no action taken by Ruskin Moscou Faltischek, P.C. as Escrow Agent hereunder shall preclude it from acting as counsel for Premier and Merger Sub or any shareholder, affiliate, or related party of Premier and Merger Sub or their shareholders in any matter related hereto or otherwise.

7.   Notices.  Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, one (1) day after having been sent by nationally recognized overnight courier service, or three (3) days after having been mailed by certified or registered mail, return receipt requested, addressed to the parties at the addresses set forth in the Merger Agreement (or at such other address as any such person may specify by notice to all other such persons given as aforesaid).  Copies of all such notices sent to either party hereunder shall also be sent in the manner prescribed herein to Tarter Krinsky & Drogin LLP, 1350 Broadway, New York, NY  10018, Attn: Peter Campitiello, Esq. and to Ruskin Moscou Faltischek, P.C., 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Attention, Seth I. Rubin, Esq.

8.   Governing Law.  This Escrow Agreement shall be construed and enforced in accordance with the law of the State of Delaware without regard to any principles of conflicts of laws.

9.   Counterparts.  This Agreement may be executed in any number of counterparts, including via facsimile or other electronic means, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written.

PREMIER ALLIANCE GROUP, INC.

By:
Name:
Title:

GHH ACQUISITION COMPANY, INC.

By:
Name:
Title:

GREENHOUSE HOLDINGS, INC.

By:
Name:
Title:

RUSKIN MOSCOU FALTISCHEK, P.C.
as Escrow Agent

By:

EXHIBIT A

Name and Address	# of Escrow Shares	Signature of GHH Escrowee

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